UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report: March 3, 2006

(Date of earliest event reported: February 27, 2006)

DUKE ENERGY CORPORATION

(Exact name of registrant as specified in charter)

NORTH CAROLINA	1-4928	56-0205520
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

526 South Church Street Charlotte, North Carolina	28202-1904
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 704-594-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement

The Performance-Based Compensation Subcommittee of the Compensation Committee of the Board of Directors of Duke Energy Corporation took the actions described below.

1. Certification of Chairman and Chief Executive Officer 2005 Performance Goals

On February 28, 2006, the Performance-Based Compensation Subcommittee of the Compensation Committee certified 2005 performance for vesting of performance shares granted to Paul M. Anderson, the registrant’s Chairman and Chief Executive Officer, on November 1, 2003, resulting in the vesting of 114,000 of Mr. Anderson’s performance shares as of December 31, 2005. An additional 6,000 performance shares that could have vested on December 31, 2005 were forfeited based upon the extent of Mr. Anderson’s achievement of 2005 performance goals. The performance shares were granted under the Duke Energy Corporation 1998 Long-Term Incentive Plan, which, as amended, was approved by the registrant’s shareholders on April 24, 2003 and filed as Exhibit 1 to the registrant’s Schedule 14A filed March 28, 2003. Vested performance shares will be paid to Mr. Anderson in shares of Duke Energy Common Stock following termination of his employment with the registrant. Dividend equivalents granted to Mr. Anderson with respect to those performance shares provide for payment of dividend equivalents in cash on vested and unvested performance shares while the performance shares remain outstanding but unpaid, which are payable at the time that cash dividends are paid on the outstanding shares of Duke Energy Common Stock.

2. Approval of Payment of 2005 Executive Officer Short-Term Incentives

On February 27, 2006, following evaluation of 2005 performance compared against 2005 short-term incentive goals, the Performance-Based Compensation Subcommittee of the Compensation Committee certified 2005 performance under the Duke Energy Corporation Executive Short-Term Incentive Plan, resulting in the payment to executive officers, including Fred J. Fowler, David L. Hauser, Jimmy W. Mogg and Ruth G. Shaw (together with Mr. Anderson, the Named Executive Officers), but excluding Mr. Anderson, of 2005 annual cash incentives. The Duke Energy Corporation Executive Short-Term Incentive Plan, as amended, was approved by the registrant’s shareholders on April 24, 2003 and filed as Exhibit 2 to the registrant’s Schedule 14A filed March 28, 2003. The approved payments to Named Executive Officers were as follows: Mr. Fowler, $1,129,550; Mr. Hauser, $706,118; Mr. Mogg, $720,345; and Dr. Shaw, $667,253. The payment to Mr. Hauser does not include any payment on account of one individual objective that cannot be determined until the filing of the registrant’s 2005 Form 10-K; an additional 2005 short-term incentive payment to Mr. Hauser may be made if and when the Performance-Based Compensation Subcommittee certifies performance of this objective.

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3. Final Approval of 2006 Executive Officer Financial Performance Target

On December 20, 2005, as reported on the registrant’s Form 8-K dated December 22, 2005, the Performance-Based Compensation Subcommittee of the Compensation Committee approved the 2006 financial measure performance targets under the Duke Energy Corporation Executive Short-Term Incentive Plan with respect to executives, excluding Mr. Anderson, whose compensation may be subject to the limitations of Section 162(m) of the Internal Revenue Code. Performance targets were approved for Duke Energy ongoing diluted earnings per share and Duke Power earnings before interest and taxes and Duke Power estimated return on capital employed (ROCE). On February 27, 2006, the Performance-Based Compensation Subcommittee approved the final 2006 Duke Power ROCE performance target under the Duke Energy Corporation Executive Short-Term Incentive Plan with respect to executives, excluding Mr. Anderson, whose compensation may be subject to the limitations of Section 162(m) of the Internal Revenue Code.

ITEM 8.01 Other Events

On February 28, 2006, the Board of Directors of the registrant authorized the reactivation of the $2,500,000,000 stock repurchase program originally authorized by the Board of Directors on February 22, 2005, and the repurchase thereunder by the registrant in the open market or through privately negotiated transactions of up to $1,000,000,000 in aggregate fair market value of the registrant’s common stock from time to time at market prices. The repurchases under the stock repurchase program can commence following the special meeting of the registrant’s shareholders scheduled for March 10, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

By:	/s/ Steven K. Young
Steven K. Young
Vice President and Controller

Date: March 3, 2006

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